SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) April 23, 2002
                                                         ----------------


                                  PRAXAIR, INC.
             (Exact Name of Registrant as Specified in Its Charter)


DELAWARE
(State or Other Jurisdiction of Incorporation)

1-11037                                              06-124-9050
-------                                              -----------
(Commission File Number)                    (IRS Employer Identification No.)


39 OLD RIDGEBURY ROAD, DANBURY, CT                            06810-5113
----------------------------------                            ----------
(Address of Principal Executive Offices)                      (Zip Code)


(203)837-2000
(Registrant's Telephone Number, Including Area Code)


N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

PRAXAIR DECLARES DIVIDEND; ADOPTS RIGHTS PLAN

DANBURY, CT, April 23, 2002 -- The board of directors of Praxair, Inc. (NYSE:PX) today declared a quarterly dividend of 19 cents per share, payable on June 17, 2002 to shareholders of record on June 7, 2002.

         In addition, the board approved a new Stockholder Protection Rights Plan to be implemented when Praxair's current Rights Plan expires at June 30, 2002. The board declared a dividend of one right for each share of common stock held of record at the close of business on June 28, 2002. The rights will be paid on July 1, 2002 and will contain terms similar to the terms of the currently outstanding rights that expire on June 30, 2002.

         Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide, with 2001 sales of $5.1 billion. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. More information on Praxair is available on the Internet at www.praxair.com.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PRAXAIR, INC.
                                            Registrant




Date:   April 23, 2002                      By: /s/  David H. Chaifetz
                                                -------------------------------
                                                David H. Chaifetz
                                                Vice President, General Counsel
                                                 and Secretary